Exhibit 99.1

i2 Reports Third Quarter 2008 Results

DALLAS – November 14, 2008 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced results for the third quarter 2008.

A summary of third quarter results:

•	Total revenue was $64.8 million

•	Total costs and expenses were $54.2 million

•	Net income applicable to common stockholders was $1.9 million

•	Diluted earnings per share (GAAP) were $0.07

•	Non-GAAP diluted earnings per share were $0.33 (excluding stock option expense, contract revenue and external expenses related to the proposed merger)

•	Cash flow from operations, including cash received from intellectual property settlement, was $78.5 million

•	Total bookings of $46.5 million, including $5.1 million in software solutions bookings

External expenses related to the proposed merger

During the third quarter of 2008, the company announced a proposed merger with JDA Software Group, Inc. As a result of the proposed merger, the company incurred $5.3 million in external expenses during the quarter related to a consent premium to the majority holder of the company’s 5% senior convertible notes, legal fees, investment banking fees and cost-sharing fees with a party previously interested in a potential merger. These expenses are included as non-operating expenses within the “Other expense, net” line on the company’s income statement.

The following table details the effect of the proposed merger’s external expenses on the company’s financial results for the quarter ended September 30, 2008:

Amounts in $M	Qtr Ended 9-30-08
Consent premium to majority holder of 5% senior convertible notes	$1.7
External legal fees	1.6
Investment banking fees	1.3
Cost-sharing fees	0.7
GAAP Net income effect of proposed merger	$5.3

Third Quarter Results

Revenue Detail

Total revenue for the third quarter was $64.8 million as compared to $66.5 million in the third quarter of 2007, a decrease of $1.7 million or 3 percent.

i2 had total third quarter software solutions revenue, which includes core license revenue, recurring license revenue as well as fees received to develop the licensed functionality, of $10.6 million. This compares to $10.5 million of software solutions revenue in the third quarter of 2007, an increase of 0.4 percent year-over-year.

- more -

i2 Reports Third Quarter 2008 Results

Services revenue in the third quarter was $33.3 million, essentially flat compared to the $33.4 million of services revenue in the third quarter of 2007. Services revenue includes fees received from consulting and training services as well as arrangements to customize or enhance previously purchased licensed software. Services revenue also includes reimbursable expenses.

Third quarter maintenance revenue was $20.9 million, a decrease of 8 percent from $22.6 million in the comparable prior year quarter.

Costs and Expenses

Total costs and expenses for the third quarter of 2008 were $54.2 million, an 8 percent decrease compared to $58.9 million in the third quarter of 2007. Costs and expenses in the third quarter included $2.8 million in stock-based compensation expense, which includes $1.7 million in expense related to stock options and $1.1 million in expense related to restricted stock units.

Non-operating expense, net

Non-operating expense, net in the third quarter of 2008 was $6.3 million. Included in this amount was $5.3 million in external expenses related to the company’s proposed merger.

Net Income

The company reported third quarter 2008 net income applicable to common stockholders of $1.9 million, or $0.07 per diluted share. This compares to $4.5 million, or $0.17 per diluted share, in net income applicable to common stockholders in the third quarter of 2007.

Nine Month Results

For the nine months ended September 30, 2008, total revenues were $192.1 million, a decrease of 3 percent as compared to $197.0 million for the same period in 2007. Total revenue for the nine months ended 2007 included $2.5 million of contract revenue. Excluding contract revenue, operating revenue declined 1 percent for the nine months ended September 30, 2008 compared to the same period in 2007.

Software solutions revenue decreased 2 percent to $34.8 million for the nine months ended September 30, 2008 compared to $35.4 million for the nine months ended September 30, 2007. Services revenue was $92.7 million for the nine months ended September 30, 2008 compared to $93.6 million in the same period in 2007, a decrease of 1 percent. Maintenance revenue decreased 2 percent to $64.6 million in the nine months ended September 30, 2008 compared to $65.6 million in the comparable period in 2007.

Costs and expenses, subtotal, excluding the intellectual property settlement, for the nine months ended September 30, 2008 decreased 5 percent to $172.0 million as compared to $180.2 million in the comparable period of 2007. Costs and expenses for the nine months ended September 30, 2008 included $8.7 million in stock-based compensation expense, which includes $5.7 million in expense related to stock options and $3.0 million in expense related to restricted stock units. Total costs and expenses for the nine months ended September 30, 2008 were $92.1 million and included a benefit of $79.9 million related to the company’s intellectual property settlement. The benefit amount reflects the $83.3 million gross amount of the settlement, net of $3.5 million in external patent litigation related expenses.

- more -

i2 Reports Third Quarter 2008 Results

Non-operating expense, net for the nine months ended September 30, 2008 was $7.0 million. Included in this amount was $5.3 million in external expenses related to the company’s proposed merger.

The company reported net income applicable to common stockholders of $85.2 million or $3.21 per diluted share for the nine months ended September 30, 2008. This compares to $9.6 million or $0.36 per diluted share in net income applicable to common stockholders in the comparable period in 2007.

Non-GAAP Diluted Earnings Per Share

The company provides non-GAAP financial measures to assist stockholders with the analysis of financial and business trends related to the company’s operations. These calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies.

Non-GAAP diluted earnings per share applicable to common stockholders in the third quarter of 2008 were $0.33, compared to $0.24 per diluted share in the comparable period last year on a non-GAAP basis. Non-GAAP diluted earnings per share applicable to common stockholders for the nine months ended September 30, 2008 were $0.54, compared to $0.56 per diluted share in the comparable period in 2007 on a non-GAAP basis. Non-GAAP diluted earnings per share excludes stock option expense, the effect of the intellectual property settlement, net of the impact of taxes applicable to the settlement, external expenses related to the company’s proposed merger agreement and the net effect of contract revenue and contract expense. Contract revenue is the result of the recognition of certain revenue that was carried on i2’s balance sheet as a portion of deferred revenue and was a result of the company’s 2003 financial restatement. As of March 31, 2007, the deferred contract revenue balance was zero.

A full reconciliation of GAAP to non-GAAP financial measures can be found in Schedule A included with this release.

Other Financial Information

On September 30, 2008, i2’s total cash balance was $227.8 million (including restricted cash of $6.6 million), an increase of $78.1 million from June 30, 2008, which reflects the cash received in the third quarter from the intellectual property settlement. Total debt at the end of the third quarter was $86.3 million, which represents the face value of the company’s 5% senior convertible notes.

The company generated cash flow from operations of $78.5 million in the third quarter of 2008, bringing the nine months ended September 30, 2008 cash flow from operations to $98.9 million. The third quarter 2008 cash flow from operations amount includes $83.3 million in cash received from the company’s intellectual property settlement, partially offset by $5.3 million in cash payments during the quarter related to the company’s proposed merger.

- more -

i2 Reports Third Quarter 2008 Results

About i2

Throughout its 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships. As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services. i2 solutions are pervasive in a wide cross-section of industries; 21 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements, including statements regarding our proposed transaction with JDA Software Group, Inc. These forward-looking statements are based on current expectations and involve risks and uncertainties that may cause actual results to differ from those projected, including, without limitation, the risk that the merger with JDA Software Group, Inc., as currently proposed, is not consummated. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and the Annual Report on Form 10-K for the year ended December 31, 2007. i2 expressly disclaims any current intention to update the forward-looking information contained in this news release.

For More Information Contact:
Tom Ward	Beth Elkin
i2 Investor Relations	i2 Corporate Communications
469-357-3854	469-357-4225
tom_ward@i2.com	beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$221,162	$120,978
Restricted cash	6,646	8,456
Accounts receivable, net	26,991	25,108
Other current assets	8,306	7,746

Total current assets	263,105	162,288

Premises and equipment, net	5,381	7,559
Goodwill	16,684	16,684
Non-current deferred tax asset	6,890	8,454
Other non-current assets	6,284	7,168

Total assets	$298,344	$202,153

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,103	$4,741
Accrued liabilities	18,523	14,631
Accrued compensation and related expenses	16,985	17,636
Deferred revenue	62,772	61,715

Total current liabilities	102,383	98,723

Total long-term debt, net	84,926	84,453
Taxes payable	6,155	4,484

Total liabilities	193,464	187,660

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150 shares authorized, 108 issued and outstanding at September 30, 2008 and 107 issued and outstanding December 31, 2007	105,116	103,450
Common stock, $0.00025 par value, 2,000,000 shares authorized, 21,814 and 21,448 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	5	5
Additional paid-in capital	10,467,213	10,458,101
Accumulated other comprehensive income	4,328	9,963
Accumulated deficit	(10,471,782)	(10,557,026)

Net stockholders’ equity	104,880	14,493

Total liabilities and stockholders’ equity	$298,344	$202,153

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Software solutions	$10,562	$10,522	$34,802	$35,367
Services	33,316	33,365	92,666	93,613
Maintenance	20,875	22,571	64,588	65,598
Contract	—	—	—	2,450

Total revenues	64,753	66,458	192,056	197,028

Costs and expenses:
Cost of revenues:
Software solutions	2,296	2,066	7,784	6,715
Services	22,218	24,752	68,313	73,062
Maintenance	2,368	2,668	7,866	8,405
Amortization of acquired technology	—	6	4	19
Sales and marketing	10,518	7,928	35,540	32,582
Research and development	7,384	8,224	22,558	25,779
General and administrative	9,402	8,808	29,830	29,691
Amortization of intangibles	25	25	75	53
Restructuring charges and adjustments	—	3,921	—	3,847

Costs and expenses, subtotal	54,211	58,398	171,970	180,153
Intellectual property settlement, net	—	456	(79,860)	501

Total costs and expenses	54,211	58,854	92,110	180,654

Operating income	10,542	7,604	99,946	16,374

Non-operating (expense), net:
Interest income	1,212	1,413	3,339	4,061
Interest expense	(1,237)	(1,236)	(3,711)	(3,712)
Realized gains on investments, net	—	—	—	1
Foreign currency hedge and transaction losses, net	(639)	(107)	(1,244)	(298)
Other expense, net	(5,674)	(300)	(5,391)	(853)

Total non-operating (expense), net	(6,338)	(230)	(7,007)	(801)

Income before income taxes	4,204	7,374	92,939	15,573
Income tax expense	1,508	2,057	5,349	3,655

Net income	$2,696	$5,317	$87,590	$11,918

Preferred stock dividend and accretion of discount	794	773	2,346	2,297

Net income applicable to common stockholders	$1,902	$4,544	$85,244	$9,621

Net income per common share applicable to common stockholders:

Basic	$0.07	$0.18	$3.26	$0.37
Diluted	$0.07	$0.17	$3.21	$0.36

Weighted-average common shares outstanding:

Basic	26,337	25,900	26,175	25,760
Diluted	26,851	26,541	26,578	26,827

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$87,590	$11,918
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt issuance expense	813	773
Warrant accretion	473	473
Depreciation and amortization	2,738	3,631
Stock based compensation	8,661	9,668
Loss on disposal of premises and equipment	143	251
Expense (credit) for bad debts charged to costs and expenses	173	(88)
Deferred income taxes	1,526	(26)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(2,097)	(2,579)
Other assets	(8,420)	5,885
Accounts payable	559	(1,128)
Taxes payable	1,931	—
Accrued liabilities	3,622	(2,415)
Accrued compensation and related expenses	294	(9,561)
Deferred revenue	929	(8,811)

Net cash provided by operating activities	98,935	7,991

Cash flows provided by (used in) investing activities:
Restrictions (placed) released on cash	1,810	(1,762)
Purchases of premises and equipment	(848)	(1,229)
Proceeds from sale of premises and equipment	13	24
Business acquisitions	—	(2,124)

Net cash provided by (used in) investing activities	975	(5,091)

Cash flows provided by financing activities:
Cash dividends paid - preferred stock	—	(1,307)
Net proceeds from common stock issuance from options and employee stock purchase plans	450	3,201

Net cash provided by financing activities	450	1,894

Effect of exchange rates on cash	(176)	408

Net change in cash and cash equivalents	100,184	5,202
Cash and cash equivalents at beginning of period	120,978	109,419

Cash and cash equivalents at end of period	$221,163	$114,621

Supplemental cash flow information
Interest paid	$2,156	$2,156
Income taxes paid (net of refunds received)	$3,309	$3,411
Schedule of non-cash financing activities
Preferred stock dividend and accretion of discount	$2,346	$990

SCHEDULE A TO PRESS RELEASE

November 14, 2008

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

(unaudited)

Revenue

	3Q 2008	3Q 2007	YTD 2008	YTD 2007
GAAP revenue	$64,753	$66,458	$192,056	$197,028
Less: contract revenue	—	—	—	2,450

Operating Revenue	$64,753	$66,458	$192,056	$194,578

Operating Income

	3Q 2008	3Q 2007	YTD 2008	YTD 2007
GAAP operating income	$10,542	$7,604	$99,946	$16,374
GAAP operating margin	16.3%	11.4%	52.0%	8.3%

Add: stock option expense	1,704	1,818	5,679	7,924
Less: intellectual property settlement	—	—	83,333	—
Less: contract revenue	—	—	—	2,450

Non-GAAP operating income	$12,246	$9,422	$22,292	$21,848
Non-GAAP operating margin	18.9%	14.2%	11.6%	11.2%

Net income applicable to common stockholders

	3Q 2008	3Q 2007	YTD 2008	YTD 2007
GAAP net income applicable to common stockholders	$1,902	$4,544	$85,244	$9,621

Add: stock option expense	1,704	1,818	5,679	7,924
Add: external expenses related to proposed merger	5,311	—	5,311	—
Less: intellectual property settlement	—	—	83,333	—
Add: tax effect of intellectual property settlement	—	—	1,421	—
Less: contract revenue	—	—	—	2,450

Non-GAAP net income applicable to common stockholders	$8,917	$6,362	$14,322	$15,095

Diluted earnings per share applicable to common stockholders *

	3Q 2008	3Q 2007	YTD 2008	YTD 2007
GAAP diluted earnings per share applicable to common stockholders	$0.07	$0.17	$3.21	$0.36

Add: stock option expense	$0.06	$0.07	$0.21	$0.30
Add: external expenses related to proposed merger	$0.20	—	$0.20	—
Less: intellectual property settlement	—	—	$3.14	—
Add: tax effect of intellectual property settlement	—	—	$0.05	—
Less: contract revenue	—	—	—	$0.09

Non-GAAP diluted earnings per share applicable to common stockholders	$0.33	$0.24	$0.54	$0.56

*	Non-GAAP EPS amounts may vary from GAAP EPS amounts and adjustments due to rounding

SCHEDULE B TO PRESS RELEASE

November 14, 2008

KEY PERFORMANCE INDICATORS

(unaudited)

	3Q 07	4Q 07	1Q 08	2Q 08	3Q 08
Software solutions bookings ($ in millions) (1)	$7.0	$21.9	$8.6	$8.3	$5.1
Platform technology bookings ($ in millions)	$—	$—	$—	$—	$—
Services and maintenance bookings ($ in millions)	$39.5	$59.9	$57.8	$55.7	$41.4

Total bookings ($ in millions) (2)	$46.5	$81.8	$66.4	$64.1	$46.5

Number of software solutions transactions booked > $500K	4	6	5	2	4
Average amount booked ($ in thousands) (3)	$302	$561	$227	$243	$254

Software solutions revenue
Revenue from current quarter bookings ($ in millions)	$1.3	$1.0	$0.2	$1.4	$0.9
Revenue from prior period bookings ($ in millions)	$3.8	$5.9	$5.2	$5.5	$3.7
Subscription/recurring revenue ($ in millions)	$5.4	$5.4	$6.2	$5.7	$6.0

Total software solutions revenue ($ in millions)	$10.5	$12.4	$11.7	$12.6	$10.6

Total revenue recognized by region
Greater APAC	22%	19%	17%	19%	17%
EMEA	22%	17%	20%	24%	22%
Americas	56%	64%	63%	58%	61%

Total revenue	100%	100%	100%	100%	100%

Days sales outstanding	39	36	40	41	38

Total headcount	1,308	1,286	1,301	1,309	1,327

Direct sales representatives (4)	n/a	n/a	56	57	57

1.	Software solutions bookings includes bookings for recurring transactions.
2.	Total bookings represents potential future revenue that was sold each quarter, including platform technology bookings
3.	Average amount excludes recurring bookings less than $10K
4.	Direct sales representatives includes commission-based, quota carrying sales reps excluding sales management. During Q1 2008, due to a change in primary job responsibilities, certain employees were moved from Services to Sales as a result of the company’s reorganization in late 2007. Prior period sales representative counts were not adjusted to reflect the change, therefore prior period counts are not applicable.